SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          PREFERRED CONVERTIBLE STOCK-TRANS-LUX CV DEBT

          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 2/27/97               22-          100.0000

               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 2/27/97              381-          100.0000
               THE GABELLI ABC FUND
                                 2/27/97               94-          100.0000
          GAMCO INVESTORS, INC.
                                 2/27/97              642-          100.0000
























          (1) THE SALES OCCURRING ON FRBRUARY 27, 1997 WERE IN CONNECTION WITH
 THE
              REDEMPTION DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE
 13D.
              ALL OTHER TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK
EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

                                        29